Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of The Dolan Company our report dated January 30, 2012, on our audit of The Detroit Legal News Publishing, LLC, which appears in the Annual Report of The Dolan Company on Form 10-K for the year ended December 31, 2011.

We also consent to the reference of our firm as “Experts” in the prospectus, which is part of this registration statement.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan

January 23, 2013